As filed with the Securities and Exchange Commission on March 7, 2014

Registration No. 333-
Registration No. 333-	-01
Registration No. 333-	-02

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)
Switzerland
(State or other jurisdiction of incorporation or organization)
98-0606750
(I.R.S. Employer Identification Number)
4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland
41.22.816.1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Weatherford International Ltd.
(Exact name of co-registrant as specified in its charter)
Bermuda
(State or other jurisdiction of incorporation or organization)
98-0371344
(I.R.S. Employer Identification Number)
2000 St. James Place, Houston, Texas 77056
(713) 836-4000
 (Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

Weatherford International, LLC
(Exact name of co-registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
33-0430755
(I.R.S. Employer Identification Number)
2000 St. James Place, Houston, Texas 77056
(713) 836-4000
 (Address, including zip code, and telephone number, including area code, of co-registrant’s principal executive offices)

Alejandro Cestero
Weatherford International Ltd.
Vice President, Co-General Counsel and Secretary
2000 St. James Place, Houston, Texas 77056
(713) 836-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Jonathan B. Newton
William D. Davis II
Baker & McKenzie LLP
700 Louisiana, Suite 3000
Houston, Texas 77002
(713) 427-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑                     Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee (1)
Registered shares, par value 1.16 Swiss francs per share, of Weatherford International Ltd. (“Weatherford Switzerland”)(2)
Debt securities of Weatherford International Ltd. (“Weatherford Bermuda”)(2)(3)
Debt securities of Weatherford International, LLC (“Weatherford Delaware”)(2)(3)
Guarantees of Weatherford Switzerland (2)(3)
Guarantees of Weatherford Bermuda(2)(3)
Guarantees of Weatherford Delaware (2)(3)

(1)
An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the securities being registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
This registration statement covers an indeterminate number of registered shares of Weatherford Switzerland, debt securities of Weatherford Bermuda (and related guarantees of Weatherford Switzerland and Weatherford Delaware) and debt securities of Weatherford Delaware (and related guarantees of Weatherford Switzerland and Weatherford Bermuda).

(3)
Debt securities issued by Weatherford Bermuda may be guaranteed by Weatherford Switzerland and Weatherford Delaware. Debt securities issued by Weatherford Delaware may be guaranteed by Weatherford Switzerland and Weatherford Bermuda. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

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PROSPECTUS

Weatherford International Ltd.
(a Swiss joint-stock corporation)

Registered Shares
Guarantees of Debt Securities

Weatherford International Ltd. (a Bermuda exempted company ) Debt Securities Guarantees of Debt Securities	Weatherford International, LLC (a Delaware limited liability company) Debt Securities Guarantees of Debt Securities
________________________________

Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), may offer the above listed securities, or any combination thereof, and sell from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. Weatherford Switzerland, Weatherford Bermuda and Weatherford Delaware may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate sales of securities of Weatherford Switzerland, Weatherford Bermuda or Weatherford Delaware, unless it is accompanied by a prospectus supplement.

The registered shares of Weatherford Switzerland are traded under the symbol “WFT” on the New York Stock Exchange, the Euronext-Paris Exchange and the SIX Swiss Exchange.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 3 and “Risk Factors” on page 4 herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus and the accompanying prospectus supplement.
________________________________

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________________

The date of this prospectus is March 7, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process. Under this shelf registration process, Weatherford Switzerland, Weatherford Bermuda or Weatherford Delaware may, over time, offer and sell an indeterminate amount of the securities described in this prospectus in one or more offerings. This prospectus describes some of the general terms that may apply to the securities that Weatherford Switzerland, Weatherford Bermuda or Weatherford Delaware may offer and the general manner in which the securities may be offered. Each time Weatherford Switzerland, Weatherford Bermuda or Weatherford Delaware offer securities, Weatherford Switzerland, Weatherford Bermuda or Weatherford Delaware will provide one or more prospectus supplements that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement, any related free writing prospectus and any document incorporated by reference is accurate as of any date other than the dates of those documents. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:

•	“Weatherford Switzerland” refers to Weatherford International Ltd., a Swiss joint-stock corporation.

•	“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Switzerland.

•	“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Switzerland.

•	“We,” “us” or “our” refers to Weatherford Switzerland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis.

Consent under the Exchange Control Act of 1972 (and its related regulations) has been granted by the Bermuda Monetary Authority for the issue and transfer of securities of Bermuda companies (other than equity securities) to and between non-residents of Bermuda for exchange control purposes. In granting such consent, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any accompanying prospectus supplement.

ABOUT US

We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world.

Weatherford Switzerland is incorporated in Switzerland and is the ultimate parent company of the Weatherford group. Each of Weatherford Bermuda and Weatherford Delaware is an indirect, wholly owned subsidiary of Weatherford Switzerland. Weatherford Switzerland currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford Delaware.

Our principal executive offices are located at 4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland and our telephone number at that location is 41.22.816.1500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.weatherford.com. Information on our website is not incorporated by reference in this prospectus. You may also access, read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings may be read and copied at the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	our annual report on Form 10-K for the year ended December 31, 2013;

•
our current reports on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) filed with the SEC on February 3, 2014, February 25, 2014 and March 4, 2014; and

•
the description of Weatherford Switzerland’s registered shares, par value 1.16 Swiss francs per share, contained in Item 8.01 of our Current Report on Form 8-K filed with the SEC on February 26, 2009, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:

Weatherford International Ltd.
Attention: Investor Relations
2000 St. James Place
Houston, Texas 77056
(713) 836-4000

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “Forward-Looking Statements” as defined in the Securities Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following:

•	global political, economic and market conditions, political disturbances, war, or terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	our inability to realize expected revenues and profitability levels from current and future contracts;

•	our ability to manage our workforce, supply chain and business processes, information technology systems, and technological innovation and commercialization;

•	increases in the prices and availability of our raw materials;

•	nonrealization of expected reductions in our effective tax rate;

•	nonrealization of expected benefits from our acquisitions or business dispositions;

•	downturns in our industry which could affect the carrying value of our goodwill;

•	member country quota compliance within Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental and tax and accounting laws, rules and regulations; and

•	limited access to capital or significantly higher cost of capital related to liquidity or uncertainty in the domestic or international financial markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. We will not receive any of the proceeds from the sale of our securities by selling securityholders offered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	2013		2012		2011	2010	2009
Ratio of earnings to fixed charges	—	(1)	—	(1)	2.30x	1.34x	1.51x

(1)	For the years ended December 31, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $211 million and $349 million, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the registered shares, debt securities and guarantees that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited. Certain Swiss legal matters in connection with the securities will be passed upon for us by our special Swiss counsel, Baker & McKenzie Zurich. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Weatherford International Ltd. and subsidiaries as of December 31, 2013, and for the year ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Weatherford International Ltd. and subsidiaries as of December 31, 2012, and for each of the two years in the period then ended, included in Weatherford Switzerland’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2012 appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Interests of Named Experts and Counsel

Certain Bermuda legal matters in connection with the debt securities or guarantees that Weatherford Bermuda may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. An employee of that firm’s affiliated company, Codan Services Limited, is Weatherford Bermuda’s secretary.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the best estimate of the registrants as to the anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC registration fee ...........................................................................	$	*
Legal fees and expenses .....................................................................		**
Accounting fees and expenses ...........................................................		**
Rating agency fees .............................................................................		**
Trustee fees and expenses ..................................................................		**
Printing expenses ...............................................................................		**
Miscellaneous ....................................................................................		**
Total ........................................................................................	$	**

*
Applicable SEC registration fees have been deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) and are not estimated at this time.

**	These fees are calculated based upon the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
Weatherford Switzerland

Weatherford International Ltd. (“Weatherford Switzerland”) is a Swiss joint-stock corporation. Weatherford Switzerland believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that under Swiss law Weatherford Switzerland may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Weatherford Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Weatherford Switzerland to the fullest extent allowed by law. Under Weatherford Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer.

Swiss law permits Weatherford Switzerland, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Weatherford Switzerland may obtain, and has purchased and maintains, directors’ and officers’ liability insurance from one or more third party insurers or captive insurance companies. Weatherford Switzerland has also entered into indemnification agreements with certain of its directors and executive officers that provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that Weatherford Switzerland will indemnify each such director and executive officer, except in case of gross negligence, willful intent, fraud or dishonesty. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors of Weatherford Switzerland or an independent counsel or a majority of shareholders will determine whether indemnification payment should be made in any particular instance. In making such determination, the board or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Weatherford Switzerland has the burden of proof in seeking to overcome such presumption. If the board or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration or before the competent court with respect to his right to indemnification under his agreement.

Weatherford Bermuda
Weatherford International Ltd. (“Weatherford Bermuda”) is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. A company may advance monies to a director, officer or auditor for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that the director, officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

Weatherford Bermuda has adopted provisions in its bye-laws that provide that Weatherford Bermuda shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Weatherford Bermuda’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Furthermore, Weatherford Bermuda has entered into indemnification agreements with certain of its directors and executive officers. The indemnification agreements require Weatherford Bermuda to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford Bermuda must pay all reasonable expenses incurred in advance of a final disposition.

Section 98A of the Companies Act permits Weatherford Bermuda to purchase and maintain insurance for the benefit of any of its officers or directors in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford Bermuda may otherwise indemnify such officer or director. Weatherford Switzerland’s directors’ and officers’ liability insurance covers the directors and officers of Weatherford Bermuda for such purposes.

Weatherford Delaware

Weatherford International, LLC (“Weatherford Delaware”) is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Weatherford Delaware’s limited liability company agreement provides for indemnification of each member, manager (if any), officer and director (if any) of Weatherford Delaware, as well as, upon approval of the member, other employees or an affiliate of Weatherford Delaware, to the fullest extent permitted by Delaware law.

Furthermore, Weatherford Delaware has entered into indemnification agreements with certain of its officers. The indemnification agreements require Weatherford Delaware to indemnify its officers to the fullest extent permitted by applicable law against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature if they acted in good faith or in a manner they reasonably believed to be in or not opposed to the best interests of Weatherford Delaware and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action brought by or in the right of Weatherford Delaware, as opposed to an action brought by a third party, no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of indemnitee to the Company (unless a court of competent jurisdiction determines otherwise). The indemnification agreements also provide that Weatherford Delaware must pay all reasonable expenses incurred in advance of a final disposition.

In addition, Weatherford Switzerland’s directors’ and officers’ liability insurance covers those persons who are or were an officer of Weatherford Delaware against liability asserted against or incurred by them in any such capacity, whether or not Weatherford Delaware would have the power to indemnify such persons against such liability under the provisions of Weatherford Delaware’s limited liability company agreement.

Item 16. Exhibits.
Exhibit
Number        Description

1.1**	Form of Underwriting Agreement.

4.1
Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed June 20, 2013).

4.2
Organizational Regulations of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

4.3
Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).

4.4
Memorandum of Increase of Share Capital of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).

4.5*	Bye-Laws of Weatherford International Ltd., a Bermuda exempted company, as amended on February 20, 2012.

4.6
Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed May 15, 2006).

4.7*	Certificate of Formation of Weatherford International, LLC, a Delaware limited liability company.

4.8*	Limited Liability Company Agreement of Weatherford International, LLC, a Delaware limited liability company.

4.9
Indenture dated October 1, 2003, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed October 2, 2003).

4.10
First Supplemental Indenture, dated March 25, 2008, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated October 1, 2003 (including the form of notes issued pursuant thereto) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed March 25, 2008).

4.11
Second Supplemental Indenture, dated January 8, 2009, Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated October 1, 2003 (including the form of notes issued pursuant thereto) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed January 8, 2009).

4.12
Third Supplemental Indenture, dated February 26, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

4.13
Fourth Supplemental Indenture, dated as of September 23, 2010, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (including the form of notes issued pursuant thereto and form of guarantee notation) (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258) for the quarter ended September 30, 2010, filed November 2, 2010).

4.14
Form of Fifth Supplemental Indenture, dated April 4, 2012, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (including the form of notes issued pursuant thereto and form of guarantee notation) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed April 4, 2012).

4.15
Sixth Supplemental Indenture, dated as of August 14, 2012, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, to the indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed August 14, 2012).

4.16
Seventh Supplemental Indenture, dated as of March 31, 2013, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, to the indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed May 3, 2013).

4.17
Indenture, dated June 18, 2007, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed June 18, 2007).

4.18
First Supplemental Indenture, dated June 18, 2007, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, and Deutsche Bank Trust Company Americas (including the form of notes issued pursuant thereto) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed June 18, 2007).

4.19
Second Supplemental Indenture, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company America (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

4.20
Third Supplemental Indenture, dated as of August 14, 2012, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas to the indenture dated as of June 18, 2007 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed August 14, 2012).

4.21
Fourth Supplemental Indenture, dated as of March 31, 2013, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas to the indenture dated as of June 18, 2007 (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed May 3, 2013).

5.1*	Opinion of Baker & McKenzie LLP.

5.2*	Opinion of Baker & McKenzie Zurich.

5.3*	Opinion of Conyers Dill & Pearman Limited.

12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for the year ended December 31, 2013 of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 25, 2014).

23.1*	Consent of Baker & McKenzie LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Baker & McKenzie Zurich (included in its opinion filed as Exhibit 5.2 hereto).

23.3*	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.3 hereto).

23.4*	Consent of KPMG LLP.

23.5*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney for officers and directors of Weatherford International Ltd., a Swiss joint-stock corporation (included on the signature page to the Registration Statement).

24.2*	Power of Attorney for officers and directors of Weatherford International Ltd., a Bermuda exempted company (included on the signature page to the Registration Statement).

24.3*	Power of Attorney for officers and member of Weatherford International, LLC, a Delaware limited liability company (included on the signature page to the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by any registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by an undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)      The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Weatherford International Ltd.
(a Swiss joint-stock corporation)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on March 7, 2014.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/Dr. Bernard J. Duroc-Danner
Dr. Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board
and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Bernard J. Duroc-Danner and Alejandro Cestero, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 7, 2014.

Signature	Title
/s/Dr. Bernard J. Duroc-Danner Dr. Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

/s/Krishna Shivram Krishna Shivram	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Doug M. Mills Doug M. Mills	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Signature	Title
/s/David J. Butters David J. Butters	Director

/s/John D. Gass John D. Gass	Director

/s/Francis S. Kalman Francis S. Kalman	Director

/s/William E. Macaulay William E. Macaulay	Director

/s/Robert K. Moses, Jr. Robert K. Moses, Jr.	Director

/s/Dr. Guillermo Ortiz Dr. Guillermo Ortiz	Director

/s/Sir Emyr Jones Parry Sir Emyr Jones Parry	Director

/s/Robert A. Rayne Robert A. Rayne	Director
/s/Alejandro Cestero Alejandro Cestero	Authorized U.S. Representative

Weatherford International Ltd.
(a Bermuda exempted company)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on March 7, 2014.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/Dharmesh Bhupatrai Mehta
Dharmesh Bhupatrai Mehta
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Bernard J. Duroc-Danner and Alejandro Cestero, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 7, 2014.

Signature	Title
/s/Dharmesh Bhupatrai Mehta Dharmesh Bhupatrai Mehta	President (Principal Executive Officer)
/s/Krishna Shivram Krishna Shivram	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Doug M. Mills Doug M. Mills	Vice President (Principal Accounting Officer)
/s/Alejandro Cestero Alejandro Cestero	Director, Vice President, Co-General Counsel and Assistant Secretary
/s/Alejandro Cestero Alejandro Cestero	Authorized U.S. Representative

Weatherford International, LLC
(a Delaware limited liability company)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on March 7, 2014.

WEATHERFORD INTERNATIONAL, LLC

By:	/s/Dharmesh Bhupatrai Mehta
Dharmesh Bhupatrai Mehta
President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Bernard J. Duroc-Danner and Alejandro Cestero, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as officer or representative of the sole member of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on March 7, 2014.

Signature	Title
/s/Dharmesh Bhupatrai Mehta Dharmesh Bhupatrai Mehta	President (Principal Executive Officer)

/s/Krishna Shivram Krishna Shivram	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Doug M. Mills Doug M. Mills	Vice President (Principal Accounting Officer)
/s/Alejandro Cestero Alejandro Cestero	Sole Manager of Weatherford U.S. Holdings, L.L.C., the sole member

INDEX TO EXHIBITS
Exhibit
Number        Description

1 .1**	Form of Underwriting Agreement.

4 .1
Articles of Association of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed June 20, 2013).

4 .2
Organizational Regulations of Weatherford International Ltd., a Swiss joint-stock corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

4 .3
Memorandum of Association of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).

4 .4
Memorandum of Increase of Share Capital of Weatherford International Ltd., a Bermuda exempted company (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 of Weatherford International Ltd., a Bermuda exempted company (Registration No. 333-85644), filed May 22, 2002).

4 .5*	Bye-Laws of Weatherford International Ltd., a Bermuda exempted company, as amended on February 20, 2012.

4 .6
Certificate of Assistant Secretary of Weatherford International Ltd., a Bermuda exempted company, as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed May 15, 2006).

4.7*	Certificate of Formation of Weatherford International, LLC, a Delaware limited liability company.

4 .8*	Limited Liability Company Agreement of Weatherford International, LLC, a Delaware limited liability company.

4.9
Indenture dated October 1, 2003, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed October 2, 2003).

4.10
First Supplemental Indenture, dated March 25, 2008, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated October 1, 2003 (including the form of notes issued pursuant thereto) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed March 25, 2008).

4.11
Second Supplemental Indenture, dated January 8, 2009, Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated October 1, 2003 (including the form of notes issued pursuant thereto) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed January 8, 2009).

4.12
Third Supplemental Indenture, dated February 26, 2009, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

4.13
Fourth Supplemental Indenture, dated as of September 23, 2010, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (including the form of notes issued pursuant thereto and form of guarantee notation) (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258) for the quarter ended September 30, 2010, filed November 2, 2010).

4.14
Form of Fifth Supplemental Indenture, dated April 4, 2012, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, as trustee, to the Indenture dated as of October 1, 2003 (including the form of notes issued pursuant thereto and form of guarantee notation) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed April 4, 2012).

4.15
Sixth Supplemental Indenture, dated as of August 14, 2012, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, to the indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed August 14, 2012).

4.16
Seventh Supplemental Indenture, dated as of March 31, 2013, among Weatherford International Ltd., a Bermuda exempted company, Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas, to the indenture dated as of October 1, 2003 (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed May 3, 2013).

4.17
Indenture, dated June 18, 2007, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed June 18, 2007).

4.18
First Supplemental Indenture, dated June 18, 2007, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, and Deutsche Bank Trust Company Americas (including the form of notes issued pursuant thereto) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Bermuda exempted company (File No. 1-31339), filed June 18, 2007).

4.19
Second Supplemental Indenture, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company America (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 26, 2009).

4.20
Third Supplemental Indenture, dated as of August 14, 2012, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas to the indenture dated as of June 18, 2007 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed August 14, 2012).

4.21
Fourth Supplemental Indenture, dated as of March 31, 2013, among Weatherford International, Inc., a Delaware corporation, Weatherford International Ltd., a Bermuda exempted company, Weatherford International Ltd., a Swiss joint-stock corporation, and Deutsche Bank Trust Company Americas to the indenture dated as of June 18, 2007 (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed May 3, 2013).

5.1*	Opinion of Baker & McKenzie LLP.

5.2*	Opinion of Baker & McKenzie Zurich.

5.3*	Opinion of Conyers Dill & Pearman Limited.

12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for the year ended December 31, 2013 of Weatherford International Ltd., a Swiss joint-stock corporation (File No. 1-34258), filed February 25, 2014).

23.1*	Consent of Baker & McKenzie LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Baker & McKenzie Zurich (included in its opinion filed as Exhibit 5.2 hereto).

23.3*	Consent of Conyers Dill & Pearman Limited (included in its opinion filed as Exhibit 5.3 hereto).

23.4*	Consent of KPMG LLP.

23.5*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney for officers and directors of Weatherford International Ltd., a Swiss joint-stock corporation (included on the signature page to the Registration Statement).

24.2*	Power of Attorney for officers and directors of Weatherford International Ltd., a Bermuda exempted company (included on the signature page to the Registration Statement).

24.3*	Power of Attorney for officers and member of Weatherford International, LLC, a Delaware limited liability company (included on the signature page to the Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.